                                                                       Exhibit 1





                                  $106,835,000

                  GENERAL AMERICAN TRANSPORTATION CORPORATION

                7.50% PASS THROUGH CERTIFICATES, SERIES 1996-1A
                7.86% PASS THROUGH CERTIFICATES, SERIES 1996-1B




                             UNDERWRITING AGREEMENT





AUGUST 22, 1996





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                                                                 August 22, 1996




Morgan Stanley & Co.
  Incorporated
Salomon Brothers Inc
c/o Morgan Stanley & Co.
  Incorporated
1585 Broadway
New York, New York  10036

Dear Sirs:

                 General American Transportation Corporation, a New York corporation (the "Company"), in connection with the financing of certain rail equipment, proposes that The First National Bank of Chicago, as trustee (the "Pass Through Trustee") of the GATC 1996-1 Pass Through Trusts (the "Pass Through Trusts"), established pursuant to the Pass Through Trust Agreement, dated as of August 1, 1992 (the "Pass Through Trust Agreement"), and two separate Pass Through Trust Supplements, each dated as of August 28, 1996 (each a "Pass Through Trust Supplement" and collectively, the "Pass Through Trust Supplements"), each between the Pass Through Trustee and the Company, issue and sell $106,835,000 aggregate principal amount of Pass Through Certificates, Series 1996-1 (the "Offered Certificates"), consisting of the aggregate principal amount of Offered Certificates with the interest rates and final distribution dates set forth on Schedule A hereto, to you, as Underwriters (the "Underwriters").

                 All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings specified in the Pass Through Trust Agreement, or, if not so defined therein, the meanings specified in the Indentures referred to in such Pass Through Trust Agreement.

                                       I.

                 The Company hereby agrees to cause the Pass Through Trustee to sell to the several Underwriters, and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree severally and not jointly, to purchase from the Pass Through Trustee, the respective principal amount of the Offered Certificates set forth in Schedule I hereto opposite their names at 100% of their principal amount (the "purchase price") plus accrued interest, if any, from August 28, 1996 to the date of payment and delivery.





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                                      II.

                 The Company represents and warrants to and agrees with each of the Underwriters that:

                 (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has prepared and filed on such Form with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 33-64697) (as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, the "Registration Statement") relating to certain pass through certificates (including the Offered Certificates) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. The Registration Statement includes a basic prospectus referred to below which, as supplemented from time to time, will be used in connection with all offerings of such pass through certificates. The Registration Statement has been declared effective by the Commission. As provided in Article VI, a prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed together with the basic prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement"). The basic prospectus included in the Registration Statement and relating to all offerings of pass through certificates under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus," except that, if such basic prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, to the Prospectus or to any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

                 (b) On the original effective date of the Registration Statement, on the effective date of any post-effective amendment thereto, on the date of the filing by the Company of any Annual Report on Form 10-K after the original filing of





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         such Registration Statement, on the date of the filing by the Company of any Quarterly Report on Form 10-Q after the original filing of such Registration Statement, and on the date hereof, such Registration Statement complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act Regulations"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder (the "Trust Indenture Act Regulations") and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and any amendments thereof, on the date hereof, and the Prospectus, and any amendments thereof and supplements thereto, as of their respective filing or issue dates and at the Closing Date (as defined below), comply and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations; and the Prospectus, and any amendments thereof and supplements thereto, as of their respective filing or issue dates, on the date hereof and at the Closing Date (as defined below), did not include or will not include an untrue statement of a material fact or omit or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished in writing to the Company in connection with the Registration Statement or the Prospectus or any amendment or supplement thereto by such Underwriter through you or on your behalf expressly for use in the Registration Statement or the Prospectus, or to statements or omissions in that part of the Registration Statement which constitutes the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee.

                 (c) The statements in the Prospectus describing (i) the Offered Certificates, (ii) the Operative Agreements and (iii) the terms of the offering, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the information referred to therein.

                 (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of New York, it has the corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pass Through Trust Agreement and each of the Operative





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         Agreements to which it is a party; and it is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplements or the Operative Agreements to which it is a party or to consummate the transactions contemplated by the Prospectus.

                 (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                 (f) This Agreement has been duly authorized, executed and delivered by the Company.

                 (g) The Pass Through Trust Agreement has been duly qualified under the Trust Indenture Act.

                 (h) Assuming the truth of the representations and warranties in Section 3.5(a) of the Participation Agreements, the Offered Certificates have been duly authorized and, when duly executed and authenticated by the Pass Through Trustee and delivered to and paid for by you in accordance with the terms of this Agreement, will
         (x) be valid and binding obligations of the Pass Through Trustee enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and (y) be entitled to the benefits of the Pass Through Trust Agreement pursuant to which such Offered Certificates are to be issued.

                 (i) The Pass Through Trust Agreement, the Pass Through Trust Supplements and each of the other Operative Agreements to which the Company is a party has been duly authorized by the Company and will be executed and delivered by, and be a valid and binding agreement of, the Company on or before the Closing Date, enforceable in accordance with its respective terms, except as (x) the enforceability thereof may be limited





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         by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (y) the availability of equitable remedies may be limited by equitable principles of general applicability and (z) in the case of the Pass Through Trust Agreement and the Lease, the enforceability thereof may be limited by applicable law which may affect the remedies provided therein, which laws, however, do not make such remedies inadequate for the practical realization of the rights and benefits intended to be provided thereby.

                 (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplements and each of the other Operative Agreements to which the Company is a party will not contravene (w) any provision of applicable law, (x) the certificate of incorporation or by-laws of the Company, (y) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (z) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

                 (k) Relying upon the representations and warranties in Sections 3.4(a), 3.4(c) (as to the Owner Trustee), 3.5(h), 3.5(i) and 3.6(g) of the Participation Agreements, no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the valid authorization, issuance and delivery of the Offered Certificates, the valid authorization, execution, delivery of and performance by the Company of its obligations under this Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplements or any of the other Operative Agreements to which the Company is a party, or the consummation by the Company of the transactions contemplated by this Agreement or such other Operative Agreements, except such as may be required by the Securities Act, the Trust Indenture Act, the securities or Blue Sky laws of the various states in connection with the purchase and resale of such Offered Certificates by you, any filings or recordings with the Surface Transportation Board of the United States Department of Transportation (the "STB"), applicable filings of financing statements under the Uniform Commercial Code and any filings or recordings with the Registrar General of Canada.

                 (l) Since the respective dates as of which information is given in the Prospectus, (i) there has not been any material adverse change, or any event reasonably likely to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, (ii) there have not been any transactions entered into by the Company or any of its subsidiaries





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         other than in the ordinary course of business which are material to the Company and its subsidiaries, taken as a whole, and (iii) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

                 (m) There are no legal or governmental proceedings pending or to the knowledge of the Company threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings described in the Prospectus and proceedings that if adversely determined would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplements or the other Operative Agreements to which the Company is a party or to consummate the offering of the Offered Certificates.

                 (n) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Pass Through Trust Agreement, the Pass Through Trust Supplements or the other Operative Agreements to which the Company is a party or to consummate the offering of the Offered Certificates.

                 (o) Relying upon the representations and warranties in Sections 3.4(a), 3.4(c) (as to the Owner Trustee), 3.5(h), 3.5(i) and 3.6(g) of the Participation Agreements, (i) the offer, sale and delivery of the interests of the Owner Participant in the Trust Estate is exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) thereof, and (ii) it is not necessary to qualify any indenture in respect of the interests of the Owner Participant in the Trust Estate under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

                 (p) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission thereunder.





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                 (q)      The Company is not an "investment company" or a
         company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (r) The Company has not taken and will not take, directly or indirectly, any actions prohibited by Rule 10b-6 under the Exchange Act.

                 (s) Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, are independent auditors as required by the Securities Act and the Securities Act Regulations.

                 (t)      The Company has complied with all provisions of
         Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                                      III.

                 The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered Certificates as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Offered Certificates are to be offered to the public initially at 100% of their principal amount (the "public offering price") plus accrued interest, if any, and to certain dealers selected by you at a price that represents a concession not in excess of 0.40% of the principal amount of the Series 1996-1A Pass Through Certificates and 0.40% of the principal amount of the Series 1996-1B Pass Through Certificates under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of 0.25% of the principal amount of the Series 1996-1A Pass Through Certificates and 0.25% of the principal amount of the Series 1996-1B Pass Through Certificates, to any Underwriter or to certain other dealers. As compensation to the Underwriters for their commitments and obligations hereunder in respect of the Offered Certificates, the Company will pay or cause to be paid to the Underwriters by the Owner Trustee pursuant to the Participation Agreements an aggregate amount equal to $747,845.00, which constitutes 0.70% of the aggregate principal amount of the Offered Certificates. Such payment shall be made simultaneously with the payment by you to the Pass Through Trustee of the purchase price of the Offered Certificates as specified in Article IV hereof. Payment of such compensation shall be made by Federal funds check or other immediately available funds to the order of Morgan Stanley & Co. Incorporated.





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                                      IV.

                 Payment for the Offered Certificates shall be made by Federal funds check or other immediately available funds payable to or upon the order of the Pass Through Trustee at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, at 10:00 A.M., local time, on August 28, 1996, or at such other time on the same or such other date, not later than September 5, 1996, as shall be agreed in writing between you and the Company. Payment shall be made upon delivery to you of the Offered Certificates registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Offered Certificates to you duly paid. The time and date of such payment and delivery are hereinafter referred to as the "Closing Date."

                                       V.

                 Your obligation hereunder to purchase the Offered Certificates is subject to the accuracy of the representations and warranties of the Company contained herein, to the performance and observance by the Company of all covenants and agreements contained herein on its part to be performed and observed and to the following conditions:

                 (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

                              (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission;

                              (ii)   there shall not have occurred any
         downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible change in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                             (iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the filing of the Prospectus Supplement), that in your judgment, is material and adverse and that makes it impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.





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                 (b)      You shall have received on the Closing Date a
         certificate, dated the Closing Date and signed on behalf of the Company by a Vice President and the Treasurer of the Company, to the effect set forth in paragraphs (a)(i) and (ii) above and to the effect that the representations and warranties of the Company contained herein are true and correct as of such Closing Date and that the Company has complied with all the agreements and satisfied all of the conditions on it its part to be performed or satisfied hereunder on or before the Closing Date.

                 (c) You shall have received on the Closing Date an opinion of Mayer, Brown & Platt, counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

                 (d) You shall have received on the Closing Date an opinion of Ronald J. Ciancio, Assistant General Counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B.

                 (e) You shall have received on the Closing Date an opinion of The Law Department of The First National Bank of Chicago, counsel for The First National Bank of Chicago, dated the Closing Date, to the effect set forth in Exhibit C.

                 (f) You shall have received on the Closing Date an opinion of Kirkland & Ellis, counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Offered Certificates, the Prospectus and other related matters as you may reasonably require.

                 (g) You shall have received on the date of this Agreement a letter dated such date and also on the Closing Date a letter dated the Closing Date, in each case in form and substance satisfactory to you, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

                 (h) All conditions specified in the Participation Agreements with respect to the Pass Through Trustee's purchase of the Equipment Notes on the closing date thereunder shall have been satisfied on the Closing Date; the representations and warranties of the Company contained in the Participation Agreements shall be accurate as of the Closing Date and you shall have received a certificate of the Company from a Vice President or Treasurer of the Company, dated as of the Closing Date, to such effect; and you shall have received each opinion referred to in Section 4.1(e) of the Participation Agreements, in each case, addressed to you or accompanied by a letter from





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         counsel rendering such opinion authorizing you to rely on such opinion as if it were addressed to you.

                                      VI.

                 In further consideration of your agreements herein contained, the Company covenants as follows:

                 (a) If reasonably requested by you in connection with the offering of the Offered Certificates, the Company will prepare a preliminary prospectus supplement containing such information as you and the Company deem appropriate, and, immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Securities Act and the Securities Act Regulations and which sets forth the principal amount of the Offered Certificates and their terms not otherwise specified in the basic prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the principal amount of the Offered Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the underwriting concession payable to the Underwriters, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Certificates. The Company will transmit copies of any preliminary prospectus supplement and the Prospectus Supplement to the Commission for filing pursuant to, and within the applicable period specified in, Rule 424(b) under the Securities Act and will furnish to the Underwriters as many copies of any preliminary prospectus supplement and the Prospectus as you shall reasonably request.

                 (b) During the period when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, the Company will promptly advise you (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the electronic submission to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) of any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and
         (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (c) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Article VI, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.

                 (d) At any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement in a form to which you shall reasonably object.

                 (e) The Company has furnished or will furnish to you and your counsel, without charge, conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

                 (f) To endeavor, in cooperation with you, to qualify the Offered Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request in connection with the distribution of the Offered Certificates and to maintain such qualifications for as long as you shall reasonably request; provided however, that the Company will not be required to file any general consent to service of process or to qualify to do business in any jurisdiction in order to effect such qualification.

                 (g) Whether or not any sale of the Offered Certificates is consummated, to pay or cause to be paid all its expenses incident to the performance of its obligations under this Agreement, the Pass Through Trust Agreement and the Pass Through Trust Supplements, including: (i) the preparation, printing and distribution of this Agreement, the preliminary Prospectus and all amendments and supplements thereto, the Pass Through Trust Agreement, the Pass Through Trust Supplements and each of the other Operative Agreements,
         (ii) the preparation, issuance and delivery of the Offered Certificates, (iii) the reasonable fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Offered Certificates for offer and sale under the state securities or Blue Sky laws in accordance with the provisions of paragraph (f) of this Article VI, including filing fees and the fees and disbursements of your counsel in connection therewith and in connection with the preparation of any Blue Sky memorandum, (v) the reasonable fees and expenses of the Pass Through Trustee and the reasonable fees and disbursements of counsel for the Pass Through Trustee, (vi) certain fees and disbursements of your counsel as agreed in the Participation Agreements, and (vii) any fees charged by rating agencies for the rating of the Offered Certificates.

                 (h) The Company, during the period when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act and the Securities Act Regulations, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

                 (i) The Company will make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of the Company), earnings statements of the Company (in form complying with the provisions of Rule 158 under the Securities Act), covering (i) a period of 12 months beginning after the effective date of the Registration Statement (but beginning not later than the first day of the Company's fiscal quarter next following such effective date) and
         (ii) a period of 12 months beginning after the date of this Agreement (but beginning not later than the first day of the Company's fiscal quarter next following the date of this Agreement).

                 (j) Between the date of this Agreement and the Closing Date, the Company will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Offered Certificates.

                 (k) For a period of five years after the Closing Date, to furnish to you copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 1O-K, 1O-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its public securityholders generally.


                                      VII.

                 The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Underwriter from and against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) used during the period set forth in paragraph (c) of Article VI above, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or alleged omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages or liabilities purchased the Offered Certificates if it is established that such person was not sent or given a copy of the Prospectus, if required by law so to have been delivered, at or prior to the confirmation of the sale of Offered Certificates to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of noncompliance by the Company with paragraph (a) of Article VI.

                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the preliminary prospectus or the Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements with respect to stabilization on page S-2 of, and the statements set forth in the third paragraph under the heading "Underwriting" on page S-35 of the preliminary prospectus and the Prospectus or any amendment or supplement thereto constitute the only information furnished in writing by any of you or on any of your behalf expressly for use in such documents.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Offered Certificates, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and you from the offering of Offered Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and you in connection with the matters that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and you in connection with the offering of Offered Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Offered Certificates (before deducting expenses) received directly or indirectly by the Company and the total discounts and commissions received by you in respect thereof, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of such Offered Certificates. In the case of an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company and of you shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by you and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Offered Certificates they have purchased hereunder, and not joint.

                 The Company and you agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount of which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                 The indemnity and contribution agreements contained in this
Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you or any person controlling you or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Offered Certificates.

                                     VIII.

                 This Agreement shall be subject to termination in your absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

                 If this Agreement shall be terminated by you because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse you for all out-of-pocket expenses (including the fees and disbursements of your counsel) reasonably incurred by you in connection with this Agreement or the offering contemplated hereunder.

                                      IX.

                 If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Offered Certificates that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Certificates set forth opposite their respective names in Schedule I bears to the principal amount of Offered Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to Article I be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of certificates without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate principal amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Offered Certificates to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                 All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you at the address shown above; notices to the Company shall be directed to it at 500 West Monroe, Chicago, Illinois 60661, Attention: Treasurer.

                 This Agreement shall inure to the benefit of and be binding upon you and the Company and the respective successors thereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Article VII and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement.

                 The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                               *   *   *   *   *

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.


                                       Very truly yours,

                                       GENERAL AMERICAN
                                       TRANSPORTATION CORPORATION



                                       By:
                                          --------------------------------
                                       Name:
                                       Title:



Accepted, August 22, 1996

MORGAN STANLEY & CO.
  INCORPORATED

SALOMON BROTHERS INC

Acting severally on behalf
of themselves and the several
Underwriters named herein.

By: Morgan Stanley & Co.
    Incorporated


By:
    ---------------------------
Name:
Title:

                                   SCHEDULE A



@@

   PASS THROUGH                   AGGREGATE                                            FINAL
   CERTIFICATE                    PRINCIPAL                INTEREST                DISTRIBUTION
   DESIGNATION                      AMOUNT                   RATE                      DATE
   -----------                     ---------               --------                ------------
  Series 1996-1A                $ 77,257,000                 7.50%         February 28, 2015

  Series 1996-1B                $ 29,578,000                 7.86%         August 28, 2021
                                -------------

           Total                $106,835,000

@@

                                   SCHEDULE I

@@


                                                                        PRINCIPAL AMOUNT OF OFFERED
      Underwriter                                                      CERTIFICATES TO BE PURCHASED
      -----------                                      --------------------------------------------------------
                                                       SERIES 1996-1A         SERIES 1996-1B              TOTAL
                                                       --------------         --------------              -----
Morgan Stanley & Co.
  Incorporated  . . . . . . . . . . . . . . . . .       $38,629,000            $14,789,000            $ 53,418,000

Salomon Brothers Inc. . . . . . . . . . . . . . .        38,628,000             14,789,000              53,417,000
                                                        -----------            -----------            ------------
                         Total  . . . . . . . . .       $77,257,000            $29,578,000            $106,835,000

@@

                                                                       EXHIBIT A


                        OPINION OF MAYER, BROWN & PLATT
                            COUNSEL FOR THE COMPANY


                 The opinion of Mayer, Brown & Platt, counsel for the Company, to be delivered pursuant to paragraph (c) of Article V of the Underwriting Agreement shall be to the effect that:

                 (A) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York;

                 (B) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                 (C) the Offered Certificates have been duly authorized and validly executed, authenticated, issued and delivered by the Pass Through Trustee pursuant to the Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplements and, when paid for in accordance with the terms of the Underwriting Agreement, will (x) be valid and binding obligations of the Pass Through Trustee enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and by general principles of equity and (y) be entitled to the benefits of the Pass Through Trust Agreement;

                 (D) the Offered Certificates conform in all material respects as to legal matters to the description thereof contained in the Prospectus;

                 (E) relying upon the representations and warranties in Sections 3.4(a), 3.4(c), 3.5(h), 3.5(i) and 3.6(g) of the
         Participation Agreements, (i) the offering and sale of the interests of the Owner Participant in the Trust Estate is exempt from the registration and prospectus delivery requirements of the Securities Act by virtue of Section 4(2) thereof and (ii) it is not necessary to qualify any indenture in respect of the interests of the Owner Participant in the Trust Estate under the Trust Indenture Act of 1939, as amended.

                 (F) The Pass Through Trust Agreement, as supplemented by the Pass Through Trust Supplements, pursuant to which the Offered Certificates are to be issued has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, by general principles of equity and by applicable law which may affect the remedies provided therein, which laws, however, do not, in the opinion of such counsel, make such remedies inadequate for the practical realization of the rights and benefits intended to be provided thereby;

                 (G) each of the Operative Agreements to which the Company is a party has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, by general principles of equity and, in the case of the Lease, by applicable laws which may affect the remedies provided therein, which laws, however, do not, in the opinion of such counsel, make such remedies inadequate for the practical realization of the rights and benefits intended to be provided thereby;

                 (H) the Pass Through Trust Agreement, the Pass Through Trust Supplements and the Operative Agreements conform in all material respects as to legal matters to the descriptions thereof contained in the Prospectus;

                 (I) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                 (J) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of New York, Illinois or United States law known to such counsel or the certificate of incorporation or by-laws of the Company or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, except such as are specified and have been obtained and such as may be required by the securities or blue sky laws of the various jurisdictions in connection with the purchase and distribution of the Offered Certificates and any filings with the STB;

                 (K) each document incorporated by reference in the Prospectus (except for financial statements and other financial data included therein, as to which such counsel need not express any opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                 (L) such counsel is of the opinion ascribed to it in the Prospectus under the caption "Federal Income Tax Consequences" and "Certain Illinois Taxes";

                 (M) the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (except for the financial statements and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

                 (N) the Equipment Notes, the Indentures, the Participation Agreements, and the Leases and other Operative Documents to which the Company is a party (to the extent described therein) conform in all material respects to the descriptions thereof contained in the Prospectus;

                 (O) there are no taxes, fees or other governmental charges payable under the laws of the State of Illinois or any political subdivision thereof in connection with the execution and delivery by the Pass Through Trustee, in its individual capacity or as Pass Through Trustee, as the case may be, of the Pass Through Trust Agreement or the Participation Agreements or in connection with the issuance, execution and delivery of the Offered Certificates by the Pass Through Trustee, pursuant to the Pass Through Trust Agreement; and

                 (P) assuming that, for Federal income tax purposes, each trust created by the Pass Through Trust Agreement is not classified as an association taxable as a corporation, but rather, as a grantor trust under subpart E, Part I of Subchapter J of the Internal Revenue Code of 1986, as amended, neither the trusts created by the Pass Through Trust Agreement, the Trust Properties, nor the Pass Through Trustee will be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any political subdivision thereof. Certificateholders who are not residents of or otherwise subject to any tax in Illinois will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Illinois or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                 Such counsel shall also state that while such counsel has not checked the accuracy or completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, in the course of such counsel's review and discussion of the contents of the Prospectus with certain officers and employees of the Company, the Underwriters and their counsel and the Company's independent accountants, but without independent check or verification, no facts have come to such counsel's attention which have caused such counsel to believe that (A) that the Registration Statement or any amendment thereto, on the original effective date thereof, on the effective date of any post-effective amendment thereto, or on the date of the filing by the Company of its most recent Annual Report on Form 10-K after the filing of the Registration Statement (except, in each case, for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus (other than the financial statements and other financial and statistical information included therein, as to which no belief need be expressed), when issued did not, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In giving the opinion set forth in paragraph (C) above, such counsel may rely on the opinion given by counsel to the Pass Through Trustee.

                                                                       EXHIBIT B


                                   OPINION OF
                               RONALD J. CIANCIO
                   ASSISTANT GENERAL COUNSEL FOR THE COMPANY


                 The opinion of Ronald J. Ciancio, Assistant General Counsel for the Company, to be delivered pursuant to paragraph (d) of Article V of the Underwriting Agreement shall be to the effect that:

                                  (A)      The Company has been duly
                          incorporated, is validly existing as a corporation in good standing under the laws of the State of New York and has the corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus; and it is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                 (B) Each of the Company's Significant Subsidiaries (as defined under Regulation S-X) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                 (C) Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                 (D) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Pass Through Trust Agreement or any of the other Operative Agreements to which the Company is a party will not contravene (i) any provision of applicable law known to such counsel,
         (ii) the certificate of incorporation or by-laws of the Company, (iii) to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or
         (iv) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary;

                 (E) No consent, approval, authorization or order of, or qualification with, any Federal or State governmental body or agency is required for the valid authorization, issuance and delivery of the Offered Certificates, the valid authorization, execution, delivery of and performance by the Company of its obligations under the Underwriting Agreement, the Pass Through Trust Agreement or any of the Operative Agreements to which the Company is a party, or the consummation by the Company of the transactions contemplated by this Agreement or such Operative Agreements, except such as are specified and have been obtained and may be required by the securities or Blue Sky laws of the various jurisdictions in connection with the offering of such Offered Certificates and except for any filings or recordings with the STB;

                 (F) Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than any proceeding that is required to be described in the Incorporated Documents and is not so described;

                 (G) The statements in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K, "Item 1 - Legal Proceedings" of any quarterly report on Form 10-Q and in "Item 5 - Other Events" of any current report on Form 8-K incorporated by reference in the Prospectus, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

                 (H) Such counsel is of the opinion that each document incorporated by reference in the preliminary prospectus, the





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
         Prospectus and the Registration Statement (except for financial statements and schedules included therein, as to which such counsel need not express any opinion), complied as to form when filed with the Commission in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

                 Such counsel shall also state that while such counsel has not checked the accuracy or completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of the statements contained in the Registration Statement and Prospectus, in the course of such counsel's review and discussion of the contents of the Prospectus with certain officers and employees of the Company, the Underwriters and their counsel and the Company's independent accountants, but without independent check or verification, no facts have come to such counsel's attention which have caused such counsel to believe that (A) the Registration Statement or any amendment thereto, on the original effective date thereof, on the effective date of any post-effective amendment thereto, or on the date of the filing by the Company of its most recent Annual Report on Form 10-K after the filing of the Registration Statement (except, in each case, for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus (other than the financial statements and other financial and statistical information included therein, as to which no belief need be expressed), when issued did not, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT C


                                   OPINION OF
                      COUNSEL FOR THE PASS THROUGH TRUSTEE


                 The opinion of The Law Department of The First National Bank of Chicago, counsel to The First National Bank of Chicago to be delivered pursuant to paragraph (c) of Article V of the Underwriting Agreement shall be collectively to the effect that:

                          (A) The Pass Through Trustee is a national banking association duly organized and validly existing in good standing under the laws of the United States of America and has full corporate power and authority to execute, deliver and carry out the terms of the Pass Through Trust Agreement and the Participation Agreement;

                 (B) The Pass Through Trustee has duly authorized, executed and delivered the Pass Through Trust Agreement and each Participation Agreement and the Pass Through Trust Agreement and each Participation Agreement constitute valid and binding obligations of the Pass Through Trustee enforceable against the Pass Through Trustee in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally, and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

                 (C) The Offered Certificates issued today have been duly authorized and validly executed, authenticated, issued and delivered by the Pass Through Trustee pursuant to the Pass Through Trust Agreement; and the holders of the Offered Certificates are entitled to the benefits of the Pass Through Trust Agreement;

                 (D) The authorization, execution, delivery and performance by the Pass Through Trustee of the Pass Through Trust Agreement and the Participation Agreements and the consummation of the transactions therein contemplated and compliance with the terms thereof and issuance of the Offered Certificates thereunder do not and will not result in the violation of the provisions of the Articles of Association or By-Laws of the Pass Through Trustee and do not and will not conflict with, or result in a breach of any terms or provisions of, or constitute a default under, or result in the creation or the imposition of any lien, charge or encumbrance upon any property or assets of the Pass Through Trustee under any indenture, mortgage or other agreement or instrument to which the Pass Through Trustee is a party or by which it or any of its property is bound, or any Illinois or federal law, rule or regulation governing the trustee's banking or trust powers, or of any judgment, order or decree known to such counsel to be applicable to the Pass Through Trustee of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Pass Through Trustee or its properties; and

                 (E) No authorization, approval, consent, license or order of, giving of notice to, registration with, or taking of any other action in respect of, any federal or state governmental authority or agency pursuant to any federal or Illinois law governing the banking or trust powers of the Pass Through Trustee is required for the authorization, execution, delivery and performance by the Pass Through Trustee of the Pass Through Trust Agreement or the Participation Agreements or the consummation of any of the transactions by the Pass Through Trustee contemplated thereby or the issuance of the Offered Certificates under the Pass Through Trust Agreement (except as shall have been duly obtained, given or taken); and such authorization, execution, delivery, performance, consummation and issuance do not conflict with or result in a breach of the provisions of any such law.





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